EXHIBIT 10.28(a)

RELIANT PHARMACEUTICALS, INC.

110 Allen Road

Liberty Corner, NJ 07938

March 30, 2007

Mr. Joe Zakrzewski

Re:  Amendment to Section 11 of Separation Agreement

Dear Joe:

Reference is made to the Separation Agreement (the “Agreement”) between Reliant Pharmaceuticals, Inc. and you, which agreement was executed by you on March 12, 2007 and by Reliant on March 18, 2007. Capitalized terms used but not otherwise defined in this letter have the meanings ascribed to them in the Agreement.

Section 11 of the Agreement is hereby amended by deleting Section 11 there of in its entirety and substituting the following in lieu thereof: “[Intentionally Omitted]”

With the exception of the amendment to Section 11 of the Agreement set forth above, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

If the foregoing represents our understanding with respect to the amendment to Section 11 of the Agreement, please execute a copy of this letter in the space indicated below, and return the signed copy to Michael A. Pucker of Latham & Watkins LLP by e-mail (michael.pucker@lw.com) or fax (312-993-9767).

Sincerely,

RELIANT PHARMACEUTICALS, INC.

By:
Name:
Title:

Agreed to and Accepted as of the date first above written:

Joseph S. Zakrzewski